Exhibit 10.17

Exclusive Business Cooperation Agreement

This agreement on exclusive business cooperation (the “Agreement”) is made by the following parties in the People’s Republic of China (“China”, for the purposes of this Agreement, the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan are not included) on November 6, 2018 in Beijing.

Party A: Beijing Hologram Wimi Cloud Network Technology Co., Ltd.

Registered Address: Zhixincun Building No.1, Floor 8, 805-17, Haidian District, Beijing

Party B: Beijing Wimi Cloud Software Co., Ltd.

Registered Address: No. 49 Badachu Road, No. 816 Floor 6, Shijingshan District, Beijing City

Each party shall be referred to as a “Party”, and collectively as the “Parties”.

Whereas,

(1)         Party A is a wholly foreign owned enterprise duly established and validly existing according to China laws, who has the resources required for providing technology and consulting service;

(2)         Party B is a limited liability company duly incorporated and validly existing according to China laws, whose principal business is holographic cloud content making, holographic design, holographic technology development, technology transfer, technical advice, technical services and software development; Software consulting; technology development, technology transfer, technical advice, technical services; enterprise management; market research; economic and trade consulting; investment consulting; enterprise management consulting; corporate planning, design; public relations services; educational advice; cultural consultation; sports consultation; design, production, agency, advertising; conference services; hosting exhibition activities; organizing cultural and artistic exchange activities (excluding performances); computer animation design; computer graphic design, production; sales of electronic products; ticketing agent (except plane tickets) ; radio and television program production; film distribution; filming; internet information services; engaging in internet cultural activities; performance brokers. (All business activities operated and developed by Party B at present and at any time during the validity period of this agreement are collectively referred to as “main operating business”);

(3)         Party A agrees to use its advantage of technology, personnel and information to provide exclusive technical support, consulting and other services on Party B’s main operating business, Party B agrees to accept Party A or its designated party’s provision of the service regulated in this agreement.

Therefore, the Parties reach the following agreement upon consensus through negotiation:

1.              Provision of Services

1.1       Party B hereby appoints Party A as Party B’s exclusive services provider to provide Party B with comprehensive technical support, consulting services and other services during the term of this Agreement, in accordance with the terms and conditions of this Agreement, including but not limited to the following:

(1)         Licensing Party B to use any software legally owned by Party A;

(2)         Development, maintenance and updating of software involved in Party B’s business;

(3)         Design, installation, daily management, maintenance and updating of network systems, hardware and database design;

(4)         Technical support and training for employees of Party B;

(5)         Assisting Party B in consultancy, collection and research of technology and market information (excluding market research business that wholly foreign-owned enterprises are prohibited from conducting under PRC law);

(6)         Providing business management consultation for Party B;

(7)         Providing marketing and promotional services for Party B;

(8)         Providing customer order management and customer services for Party B;

(9)         Leasing, transferring or disposal of equipment or properties; and

(10) Other services requested by Party B from time to time to the extent permitted under PRC law.

1.2       Party B agrees to accept all the services provided by Party A.  Party B further agrees that unless with Party A’s prior written consent, during the term of this Agreement, Party B shall not directly or indirectly accept the same or any similar services provided by any third party and shall not establish similar cooperation relationships with any third party regarding the matters contemplated by this Agreement.  Party A may appoint other parties, who may enter into certain agreements described in Section 1.5 with Party B, to provide Party B with the services under this Agreement.

1.3       Party A shall have the right to verify party B’s accounts on a regular and at any time, and Party B should keep the books and accounts in an accurate manner and provide the account to Party A as it requires. During the validity period of this agreement and subject to applicable law, Party B agrees to cooperate with party A and party A’s shareholders (direct and indirect) in auditing (including, but not limited to, related transaction audits and other types of audits), to provide Party A, Party A’s shareholders and/or their commissioned auditors with information and materials about the operations, business, clients, finances, personnel etc.., and agrees that Party A’s shareholders to disclose such information and materials for the sake of meeting the requirements of the regulatory requirements of their security listing authority.

1.4       When party B is liquidated or dissolved for any reasons, Party B shall, to the extent permitted by Chinese law, appoint the personnel recommended by Party A to form a liquidation group to manage the property of Party B and the subordinate institutions of Party B. Party B confirms that when party B is liquidated or dissolved, regardless of whether or not the agreement can be performed, Party B agrees to deliver to Party A all residue property obtained after the liquidation of party B in accordance with Chinese laws and regulations.

1.5       Provision of service

1.5.1             Party A and Party B agree that during the term of this Agreement, where necessary, Party B may enter into further service agreements with Party A or any other party designated by Party A, which shall provide the specific contents, methods, personnel, and fees for specific services.

1.5.2             To fulfill this Agreement, Party A and Party B agree that during the term of this Agreement, where necessary, Party B may enter into equipment or property leases with Party A or any other party designated by Party A which shall permit Party B to use Party A’s relevant equipment or property based on the business needs of Party B.

1.5.3             Party B hereby grants to Party A an irrevocable and exclusive option to purchase from Party B, at Party A’s sole discretion, any or all of the assets and business of Party B, to the extent permitted under PRC law, and at the lowest purchase price permitted by PRC law.  The Parties shall then enter into a separate assets or business transfer agreement, specifying the terms and conditions of the transfer of the assets.

2.              Service Price and Payment Method

2.1           2.1 The service charge under this Agreement shall be the 100% of the total combined profit of Party B in any financial year, offsetting the accumulated losses (if any) of Party B and its subsidiaries in the preceding financial year, and deduct the operating capital, expenses, taxes and other statutory contributions in any financial year. Notwithstanding the above agreement, Party A may adjust the scope and amount of the service fee according to China’s tax regulations and tax practice and Party B’s operating capital needs, and Party B shall accept the adjustment.

2.2           Party A shall calculate the service charge on a monthly basis and shall issue the corresponding invoice to Party B. Party B shall pay the service fee to the bank account designated by Party A within 10 working days after receipt of the invoice, and send a copy of the payment voucher to Party A by fax or mail within 10 working days after payment. Party A shall issue a receipt within 10 working days after receipt of the service fee. Notwithstanding the above agreement, Party A may adjust the payment time and method of the service charge on its own. Party B shall accept the adjustment.

3.              Intellectual Property Rights and Confidentiality Clauses

3.1 Party A shall have exclusive and proprietary ownership, rights and interests in any and all intellectual properties arising out of, developed or created during the performance of this Agreement, including but not limited to copyrights, patents, patent applications, software, technical secrets, trade secrets and others (to the extent that permitted by Chinese law).  Unless clearly authorized by Part A, Party B does not enjoy any rights regarding the intellectual properties of Party A that are used that Party A provided for the service under this agreement. Party B shall execute all appropriate documents, take all appropriate actions, submit all filings and/or applications, render all appropriate assistance and otherwise conduct whatever is necessary as deemed by Party A at its sole discretion for the purposes of vesting any ownership, right or interest of any such intellectual property rights in Party A, and/or perfecting the protections for any such intellectual property rights in Party A.

3.2 The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance of this Agreement are regarded as confidential information.  Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third party, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, directors, employees, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section.  Disclosure of any confidential information by the shareholders, director, employees of or agencies engaged by any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for breach of this Agreement.

4.              Representations and Warranties

4.1 Party A hereby represents, warrants and covenants as follows:

4.1.1    Party A is a wholly foreign-owned enterprise legally established and validly existing in accordance with the laws of China; Party A or the service providers designated by Party A will obtain all government permits and licenses for providing the service under this Agreement before providing such services.

4.1.2    Party A has taken all necessary corporate actions, obtained all necessary authorizations as well as all consents and approvals from third parties and government agencies (if required) for the execution, delivery and performance of this Agreement.    Party A’s execution, delivery and performance of this Agreement do not violate any explicit requirements under any law or regulation.

4.1.3    This Agreement constitutes Party A’s legal, valid and binding obligations, enforceable against it in accordance with its terms.

4.2 Party B hereby represents, warrants and covenants as follows:

4.2.1    Party B is a company legally established and validly existing in accordance with the laws of China and has obtained and will maintain all permits and licenses for engaging in the Principal Business in a timely manner.

4.2.2    Party B has taken all necessary corporate actions, obtained all necessary authorizations as well as all consents and approvals from third parties and government agencies (if required) for the execution, delivery and performance of this Agreement. Party B’s execution, delivery and performance of this Agreement do not violate any explicit requirements under any law or regulation.

4.2.3    This Agreement constitutes Party B’s legal, valid and binding obligations, and shall be enforceable against it in accordance with its terms.

5.                                      Terms of Agreement

5.1                               This Agreement shall become effective upon execution by the Parties.  Unless terminated in accordance with the provisions of this Agreement or terminated in writing by Party A, this Agreement shall remain effective.

5.2                               During the term of this Agreement, each Party shall renew its operation term prior to the expiration thereof so as to enable this Agreement to remain effective.  This Agreement shall be terminated upon the expiration of the operation term of a Party if the application for the renewal of its operation term is not approved by the relevant government authorities.

5.3                               The rights and obligations of the Parties under Sections 3, 6, 7 and this Section 5.3 shall survive the termination of this Agreement.

6. Applicable law and dispute resolution

6.1 The formation, validity, interpretation, performance and dispute resolution of this Agreement shall be governed by and construed in accordance with the laws of China.

6.2 Where any dispute arising out of or in connection with the execution of this agreement, either party shall have the right to submit the dispute to the Beijing Arbitration Commission for arbitration in Beijing in accordance with the arbitration procedures and rules in force at that time. The arbitral tribunal consists of three arbitrators appointed in accordance with the arbitration rules, the applicant designates an arbitrator, the respondent designates an arbitrator, and the third arbitrator is appointed by negotiation by the former two arbitrators or appointed by the Beijing Arbitration Commission. Arbitration shall be conducted in a state of confidentiality, the language of arbitration being Chinese. The arbitral award is final and binding on both parties. Where appropriate, the arbitral tribunal or arbitrator may, in accordance with the dispute settlement clause and/or applicable Chinese law, award compensation for the parties’ equity, assets, property interests or land assets, award compulsory relief (including, but not limited to, the need for the conduct of business or the forcible transfer of assets) or propose the winding-up of the parties. In addition, during the formation of the arbitral tribunal, the parties have the right to apply to any court of competent jurisdiction (including the courts of China, Hong Kong and Cayman Islands) for the granting of interim relief measures.

6.3 During the arbitration period, the Parties shall continue to have their respective rights under this Agreement and to continue to perform their respective obligations under this Agreement, except for the part where the parties have disputes and such dispute is in the progress of arbitration.

7.              liability and compensation for breach of contract

7.1 If Party B substantially violates any of the agreements made under this Agreement, Party A shall have the right (1) to terminate this agreement and require Party B to grant all damages; or (2) require the enforcement of Party B’s obligations under this agreement and require Party B to grant all damages; This Article 7.1 shall not prejudice Party A’s any other rights under this agreement.

7.2 Unless otherwise provided by law, Party B shall have no right to terminate or cancel this agreement in any case.

7.3 Any loss, damage, liability or expense incurred by Party B in respect of the actions, requests or other requirements of Party A arising out of or arising from the services provided to Party B in accordance with this agreement shall be compensated by Party B to Party A in order to protect Party A from any damage, unless such loss, damage, liability or expense arises as a result of Party A’s gross negligence or wilful misconduct.

8. Force Majeure

8.1 In the case of any force majeure events (“Force Majeure”) such as earthquakes, typhoons, floods, fires, flu, wars, strikes or any other events that cannot be predicted and are unpreventable and unavoidable by the affected Party, which directly or indirectly causes the failure of either Party to perform or completely perform this Agreement, then the Party affected by such Force Majeure shall give the other Party written notices without any delay, and shall provide details of such event within 15 days after sending out such notice, explaining the reasons for such failure of, partial or delay of performance.

8.2 If such Party claiming Force Majeure fails to notify the other Party and furnish it with proof pursuant to the above provision, such Party shall not be excused from the non-performance of its obligations hereunder.  The Party so affected by the event of Force Majeure shall use reasonable efforts to minimize the consequences of such Force Majeure and to promptly resume performance hereunder whenever the causes of such excuse are cured.  Should the Party so affected by the event of Force Majeure fail to resume performance hereunder when the causes of such excuse are cured, such Party shall be liable to the other Party.

8.3 In the event of Force Majeure, the Parties shall immediately consult with each other to find an equitable solution and shall use all reasonable endeavours to minimize the consequences of such Force Majeure.

9. Notices

9.1 All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, prepaid postage, a commercial courier service or facsimile transmission to the address of such Party set forth below.    A confirmation copy of each notice shall also be sent by email.    The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

9.1.1                    If sent by personal delivery (including express), the delivery day will be the date of receipt;

9.1.2                    If delivered by prepaid registered mail, the delivery day will be the 15th day of the return receipt date of the registered mail.

9.1.3                    If the notice is sent by fax, the date record displayed on the fax shall prevail, but when the fax is delivered later than 5 o’clock p.m. or on a non-working day of the place of service, the next working day displayed in the date record should be the service date.

9.2       For the purpose of notice, the parties addresses are as follows:

Party A: Beijing Hologram Wimi Cloud Network Technology Co., Ltd.

Registered Address: Zhixincun Building No.1, Floor 8, 805-17, Haidian District, Beijing

Receipt: Zheng Xiaojuan

Email:18834074066@163.com

Party B: Beijing Wimi Cloud Software Co., Ltd.

Registered Address: No. 49 Badachu Road, No. 816 Floor 6, Shijingshan District, Beijing City

Receipt: Liang Ziyue

Email: liangzy@wimiar.com

9.3       Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms hereof.

10. Assignment

10.1 Without Party A’s prior written consent, Party B shall not assign its rights and obligations under this Agreement to any third party.

10.2 Party B agrees that Party A may assign its obligations and rights under this Agreement to any third party and in case of such assignment, Party A is only required to give written notice to Party B and does not need any consent from Party B for such assignment.

11. Miscellaneous

11.1 In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect.  The Parties shall negotiate in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

11.2 Any amendments and supplements to this Agreement shall be in writing.  The amendment agreements and supplementary agreements that have been signed by the Parties and relate to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

11.3 This Agreement is in two copies, each Party having one copy.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Business Cooperation Agreement as of the date first above written.

Party A: Beijing Hologram Wimi Cloud Network Technology Co., Ltd. (Seal)

Signature:	/s/ Fanhua Meng

Name:

Position:

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Business Cooperation Agreement as of the date first above written.

Party B: Beijing Wimi Cloud Software Co., Ltd.

Signature:	/s/ Zhaohua Yao

Name:

Position: